Exhibit 99.2

Sprint Nextel Corporation

WIRELESS STATEMENTS OF OPERATIONS (Unaudited) (a)

(millions)

TABLE No. 13	Quarter Ended
	March 31, 2007	March 31, 2006
Net Operating Revenues
Service	$7,815	$7,487
Equipment	648	830
Wholesale, affiliate and other	260	201

Total operating revenues	$8,723	$8,518

Operating Expenses
Costs of services	2,079	1,876
Costs of products	1,379	1,253
Selling, general and administrative	2,888	2,705
Severance, lease exit costs and asset impairments	141	28
Depreciation	1,229	1,285
Amortization	913	938

Total operating expenses	8,629	8,085

Operating Income	$94	$433

NON-GAAP MEASURES AND RECONCILIATIONS
Operating Income	$94	$433
Special items:
Severance, lease exit costs and asset impairments	141	28
Contingencies and Other (b)	18	—

Adjusted Operating Income *	$253	$461
Depreciation and amortization	2,142	2,223

Adjusted OIBDA *	$2,395	$2,684

Operating Income Margin (c)	1.2%	5.6%
Adjusted OIBDA Margin * (c)	29.7%	34.9%

(a)	Results for each of the periods reflected include the results of each of the acquired PCS Affiliates and Velocita from either the date of the acquisition or the start of the month closest to the acquisition date.

(b)	Contingencies and other includes a charge associated with legal contingencies and net costs associated with the planned exit of a non-core line of business.

(c)	Operating Income Margin percentage and Adjusted OIBDA Margin excludes equipment revenue.